CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Rocket Fuel Inc. of our report dated February 28, 2014, relating to the consolidated financial statements of Rocket Fuel Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Rocket Fuel Inc. for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
San Jose, CA
November 5, 2014